Exhibit 99.1

MeadWestvaco Corporation Global Headquarters 501 South 5th Street Richmond, VA 23219-0501 www.mwv.com

PRESS RELEASE

Media Contact	Investor Relations
PR Contact tel: +1 804.444.6397 mediainquiries@mwv.com	Jason Thompson tel: +1 804.444.2556

MWV Announces Program to Accelerate Profitability and Cash Flow

•	Targets Incremental Annual Cost Savings of $100 to $125 million, with at Least $75 million to be Realized in 2014

•	Expects to Return $700 million to Shareholders, including Proceeds from the Forestland Assets Sale

•	Fourth Quarter EPS Expected to be in Line with Current Analyst Consensus

RICHMOND, Va., January 15, 2014—MeadWestvaco Corporation (NYSE: MWV) today announced a new program to generate increased earnings and cash flow from its packaging businesses. The program is expected to deliver annual pre-tax cost savings of $100 to $125 million by the end of 2015, with at least $75 million expected to be realized in 2014. Key elements of the program include:

•	Implementing a leaner organization design across the packaging businesses to simplify the structure and speed decision making

•	Aligning the corporate infrastructure to the revenue base

•	Reassessing participation to focus on business lines and markets within packaging that provide the greatest opportunity for profitable growth

•	Prioritizing capital on the highest return projects to improve free cash flow

“We have made good progress and continue to see significant potential in driving profitable growth in our targeted markets through our four growth pillars - commercial excellence, innovation, emerging markets and expanded participation,” said John A. Luke, Jr., chairman and chief executive officer of MWV. “We are eager to accelerate our progress and substantially improve our margins and cash flow through a more streamlined and efficient organization and cost structure. We are seeing measurable success with our previously announced cost reduction initiatives, and this new program will further improve our performance in packaging.

“These initiatives, coupled with the increasingly strong performance in our Specialty Chemicals business, will generate significant progress this year in the form of increased earnings and free cash flow, as well as solidify the establishment of a leading business platform that we expect will deliver consistently growing returns to shareholders,” added Luke.

The program savings are in addition to MWV’s previously announced overhead reduction actions targeting $75 million to $80 million by the end of 2014. Total combined annual cost savings from the two programs is expected to reach more than $200 million (before program-related charges) by the end of 2015, with at least an additional $75 million expected in 2014 from the new program. Free cash flow (cash flow after capital expenditures) is expected to increase by at least $100 million in 2014 from higher expected after-tax earnings and a $50 million reduction in capital expenditures to approximately $350 million.

By the end of 2015, MWV expects to have significantly improved the EBITDA margins of the Food & Beverage and Home, Health & Beauty packaging segments. Industrial Packaging, after initial start-up costs associated with the expansion of the Tres Barras mill in Brazil, is performing well and is expected to achieve EBITDA margins of at least 25 percent by the end of 2014.

MWV has already begun implementing key components of the program, which the company began formulating in connection with the sale of its forestland assets to Plum Creek Timber Company, Inc. (Dec. 6, 2013). Dr. Robert K. Beckler, who recently relocated to Richmond, Va., from Brazil to assume broader business responsibilities within MWV, is leading all aspects of the new program. Beckler has been with MWV for more than 26 years, including as president of MWV Rigesa and president of MWV Specialty Chemicals.

“Bob’s success in leading MWV’s business expansion in Brazil and transformation of our Specialty Chemicals segment to an industry leading, market-focused business positions him well for these important initiatives,” continued Luke.

Shareholder Returns

MWV is increasing to $700 million (previously $665 million) the amount of value it expects to return to shareholders, primarily from the recently closed forestland assets sale. In the fourth quarter of 2013, the company repurchased 3.75 million shares of common stock for $131 million. The company will provide details on the form of shareholder returns for the remaining $570 million in the near term.

Preliminary Fourth Quarter Results

The company also expects fourth quarter earnings per share from continuing operations excluding special items to be in line with current analyst consensus expectations. The company will discuss in greater detail its 2013 fourth quarter and full year results on Jan. 29, 2014.

About MWV

MeadWestvaco Corporation (NYSE:MWV) is a global packaging company providing innovative solutions to the world’s most admired brands in the healthcare, beauty and personal care, food, beverage, home and garden, tobacco, and agricultural industries. The company also produces specialty chemicals for the automotive, energy, and infrastructure industries and maximizes the value of its development land holdings. MWV’s network of 125 facilities and 16,000 employees spans North America, South America, Europe and Asia. The company has been recognized for financial performance and environmental stewardship with a place on the Dow Jones Sustainability World Index every year since 2004. Learn more at www.mwv.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company’s ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions; competitive pricing for the company’s products; impact from inflation on raw materials, energy and other costs; fluctuations in demand and changes in production capacities; relative growth or decline in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment, climate change, tax policies and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to maximize the value of its development land holdings; adverse results in current or future litigation; currency movements; volatility and further deterioration of the capital markets; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2012, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

###